Exhibit 1.1

AIR LEASE CORPORATION

$500,000,000 2.625% Senior Notes due 2018

Underwriting Agreement

August 11, 2015

J.P. Morgan Securities LLC,

Merrill Lynch, Pierce, Fenner & Smith

Incorporated,

Mizuho Securities USA Inc.,

Wells Fargo Securities, LLC

and the other several

Underwriters named in Schedule 1

to the Underwriting Agreement

referred to below

c/o J.P. Morgan Securities LLC,

383 Madison Avenue, 3rd Floor

New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith Incorporated,

One Bryant Park

New York, New York 10036,

Mizuho Securities USA Inc.

320 Park Avenue, 12th Floor

New York, New York 10022

and

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

Ladies and Gentlemen:

Air Lease Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $500,000,000 principal amount of its 2.625% Senior Notes due 2018 (the “Securities”).  The Securities will be issued pursuant to an indenture, dated October 11, 2012 (the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). Certain terms of the Securities will be established pursuant to a supplemental indenture to be dated as of the Closing Date (as defined below) pursuant to the Base Indenture (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”).

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.             Registration Statement.  An automatic shelf registration statement on Form S-3 (File No. 333-184382), including a prospectus (the “Base Prospectus”) relating to the Securities, has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission promulgated thereunder, and has become effective under the Securities Act. Such registration statement, as amended, including any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424 under the Securities Act and any other information deemed to be part of such registration statement pursuant to Rule 430B under the Securities Act, is hereinafter referred to as the “Registration Statement.” The Base Prospectus, as supplemented by the prospectus supplement dated August 11, 2015 to reflect the final terms of the Securities and the offering thereof, as filed with the Commission pursuant to Rule 424 under the Securities Act, is hereinafter referred to as the “Prospectus.” The Base Prospectus, as supplemented by any preliminary prospectus supplement to the Base Prospectus which describes the Securities and the offering thereof, as filed with the Commission pursuant to Rule 424 under the Securities Act, is hereinafter referred to as the “Preliminary Prospectus.” Any reference herein to the Registration Statement, the Base Prospectus, the Preliminary Prospectus, or the Prospectus shall be deemed to refer to and include the documents that were filed by the Company on or prior to the respective dates thereof under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, and incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement, the Base Prospectus or the date of the Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, a Preliminary Prospectus, or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act deemed to be incorporated therein by reference after the respective dates thereof.

Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus and each “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto as constituting part of the Time of Sale Information.

2.             Purchase by the Underwriters of the Securities.

(a)           The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.05% of the principal amount thereof plus accrued interest, if any, from August 18, 2015 to the Closing Date.  The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)           The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus.  The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter, provided that any such affiliate complies with the terms of this Agreement.

(c)           Payment for and delivery of the Securities will be made at the offices of Simpson Thacher & Bartlett LLP at 10:00 A.M., New York City time, on August 18, 2015, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d)           Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities to the Underwriters duly paid by the Company.  The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e)           The Company acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.             Representations and Warranties of the Company.  The Company represents and warrants to the Underwriters that:

(a)           Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

(b)           Time of Sale Information.  The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Time of Sale Information.

(c)           Issuer Free Writing Prospectus.  The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives, which approval shall not be unreasonably withheld.  Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d)           Registration Statement and Prospectus.  The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that  the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e)           Financial Statements.  The financial statements and the related notes thereto included or incorporated by reference in each of the Time of Sale Information, the Registration Statement and the Prospectus comply as to form with the accounting requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby; and the other financial information of the Company included or incorporated by reference in each of the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.

(f)            No Material Adverse Change.  Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Time of Sale Information, Registration Statement and the Prospectus, (i) there has not been any material change in the capital stock of the Company (other than the issuance of shares of common stock upon the exercise of stock options and warrants or upon the conversion of convertible notes, or in connection with the vesting of restricted stock units, disclosed as outstanding in, and the grant of options, restricted stock units and other awards under existing equity incentive plans disclosed in, the Time of Sale Information, the Registration Statement and the Prospectus), any material change in any short-term debt or long-term debt of the Company or any of its subsidiaries (other than (x) as a result of the Company or any of its subsidiaries entering into, drawing down or repaying any debt arrangements in the ordinary course of business or in amounts that are not material to the Company and its subsidiaries taken as a whole or (y) as disclosed in the Time of Sale Information, Registration Statement and the Prospectus), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than quarterly dividends declared, set aside for payment, paid or made pursuant to the Company’s publicly announced dividend policy), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement, except for transactions or agreements entered into in the ordinary course of business, that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, except as may be permitted under clause (i) of this Section 3(f); and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority; except in each case as otherwise disclosed in or contemplated by each of the Time of Sale Information, the Registration Statement and the Prospectus.

(g)           Organization and Good Standing.  The Company and each of its subsidiaries set forth on Schedule 2 (the “Significant Subsidiaries”), which schedule includes the only “significant subsidiaries” of the Company as that term is defined in Rule 1-02(w) of Regulation S-X, have been duly organized and are validly existing and (i) with respect to the entities organized in the United States, in good standing under the laws of their respective jurisdictions of organization and (ii) with respect to the entity organized in Ireland, no steps have been taken or are being taken to appoint a receiver, examiner or liquidator over it or to wind it up, and are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all corporate or limited liability company power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such corporate or limited liability company power or authority would not, individually or in the aggregate, reasonably be expected to (i) have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or (ii) prevent or materially interfere with the performance by the Company of its obligations under this Agreement and the Securities (a “Material Adverse Effect”).

(h)           Capitalization.  The Company has the capitalization as set forth in each of the Registration Statement, Time of Sale Information and the Prospectus under the heading “Capitalization”; and all the outstanding shares of capital stock or other equity interests of each Significant Subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and except as otherwise disclosed in or contemplated by each of the Time of Sale Information, the Registration Statement and the Prospectus or except pursuant to the terms and conditions of any and all debt agreements to which the Company and any such Significant Subsidiary is, as of the date hereof, a party or which are entered into in the ordinary course in connection with the purchase or refinancing of aircraft, are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(i)            Due Authorization.  The Company has the corporate power and authority to execute and deliver this Agreement, the Securities, and the Supplemental Indenture (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby has been duly and validly taken.

(j)            The Indenture.  The Base Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, and the Supplemental Indenture has been duly authorized by the Company and on the Closing Date will be duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Trustee, when the Supplemental Indenture is duly executed and delivered in accordance with its terms and the terms of the Base Indenture, the Indenture will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law (collectively, the “Enforceability Exceptions”); and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(k)           The Securities.  The Securities to be issued and sold by the Company hereunder have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(l)            The Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(m)          No Violation or Default.  Neither (i) the Company nor any of its Significant Subsidiaries is in violation of its respective charter or bylaws or similar organizational documents; (ii) the Company nor any of its subsidiaries is in default, and no event has occurred that, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or assets of the Company or any of its subsidiaries is subject; or (iii) the Company nor any of its subsidiaries is in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)           No Conflicts.  The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and the consummation by the Company of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company or any of its Significant Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to the Company or any of its subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)           No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities and the consummation by the Company of the transactions contemplated by the Transaction Documents, except for such as have been obtained or such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and resale of the Securities by the Underwriters.

(p)           Legal Proceedings.  Except as disclosed in each of the Time of Sale Information, the Registration Statement and the Prospectus, (i) there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect, and (ii) to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect.

(q)           Independent Accountants.  KPMG LLP, who have audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(r)            Title to Intellectual Property.  Except as disclosed in the Time of Sale Information, the Registration Statement and the Prospectus or except in each case for any failure to own or possess such rights or any such conflict as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and the conduct of their respective businesses will not conflict in any respect with any such rights of others. The Company and its subsidiaries have not received any written or, to the knowledge of the Company, other notice of any claim relating to Intellectual Property, which would reasonably be expected to result in a Material Adverse Effect.

(s)            No Undisclosed Relationships.    No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other, that would be required by the Securities Act to be disclosed in a registration statement on Form S-1 to be filed with the Commission and that is not so disclosed in each of the Time of Sale Information, the Registration Statement and the Prospectus.

(t)            Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as disclosed in the Time of Sale Information, the Registration Statement and the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(u)           Taxes.  Except where the failure to pay or file or where such deficiency, liability or lien would not reasonably be expected to have a Material Adverse Effect and except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company, the Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof (after considering any applicable extension). The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are, to the Company’s knowledge, adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, individually or in the aggregate, result in a Material Adverse Effect.

(v)           No Labor Disputes.  No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of the Company’s subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect.

(w)          Licenses and Permits.  The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as disclosed in each of the Time of Sale Information, the Registration Statement and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as disclosed in each of the Time of Sale Information, the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has received written, or to the knowledge of the Company, other notice of any revocation or modification of any such license, certificate, permit or authorization except such revocation or modification as would not reasonably be expected to have a Material Adverse Effect.

(x)           Compliance with and Liability under Environmental Laws.  Neither the Company nor any of its subsidiaries is in violation of any statute, law (including common law) or any rule, regulation, requirement, judgment, decree, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal, storage, transportation, or release or threat of release of hazardous or toxic substances or relating to the protection or restoration of the environment, human exposure to hazardous or toxic substances, or natural resources (collectively, “Environmental Laws”), owns, leases or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any administrative or judicial proceeding (or to the Company’s knowledge, any threatened proceeding) relating to any Environmental Laws, which violation, contamination, liability or proceeding would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and to the Company’s or any subsidiary’s knowledge, there is no pending investigation, which would reasonably be expected to lead to such a liability or proceeding.

(y)           Compliance with ERISA.  Except in each case with respect to the events or conditions set forth in clauses (i) through (vi) below, that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA).

(z)           Disclosure Controls.  The Company and its subsidiaries maintain a system of “disclosure controls and procedures,” as defined in Rule 13a-15(e) promulgated under the Exchange Act, that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it will file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(aa)         Accounting Controls.  The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply in all material respects with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in each of the Time of Sale Information, the Registration Statement and the Prospectus, the Company is not aware of any material weaknesses in the Company’s internal controls over financial reporting.

(bb)         Insurance.  The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as the Company reasonably believes are adequate to protect the Company and its subsidiaries and their respective businesses taken as a whole; and neither the Company nor any of its subsidiaries (i) has received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) believes that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except in each case as would not reasonably be expected to have a Material Adverse Effect.

(cc)         No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person authorized to act on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment or (iv) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or the Bribery Act 2010 of the United Kingdom, each as may be amended, or the rules or regulations thereunder, and the Company and its subsidiaries have instituted and maintain policies and procedures to ensure compliance therewith.

(dd)         Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ee)         Compliance with OFAC.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is, or is controlled by an individual or entity that is currently subject to any sanctions administered or enforced by the United States (including any administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce),  (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is operating, organized or resident in a country or territory that is, or whose government is, the subject of country-wide Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity in any manner that would result in a violation of any Sanctions by, or would result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(ff)          No Restrictions on Subsidiaries.  Except (i) pursuant to the terms and conditions of any and all debt agreements to which the Company or any of its subsidiaries is, as of the date hereof, a party or which are entered into in the ordinary course in connection with the purchase or financing of aircraft or (ii) as disclosed in or contemplated by each of the Time of Sale Information, the Registration Statement and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(gg)         No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(hh)         No Registration Rights.  Except for registration rights that have been complied with, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(ii)           No Stabilization.  The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(jj)           Margin Rules.  Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as disclosed in each of the Time of Sale Information, the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(kk)         Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Time of Sale Information, the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ll)           Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Time of Sale Information, the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(mm)      Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(nn)  Status under the Securities Act.  The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.  The Company satisfied the eligibility requirements set forth under

General Instruction I. A. of Form S-3 at the time of the initial effectiveness of the Registration Statement and as of the most recent deemed amendment thereof, if any, pursuant to Section 10(a)(3) of the Securities Act.

(oo)         Title to Aircraft and Other Property. The Company or one of its subsidiaries has legal and valid title to all aircraft disclosed as owned by such person in the Time of Sale Information, the Registration Statement and the Prospectus, and good title to all other material personal property disclosed as assets owned by such person in the Time of Sale Information, the Registration Statement and the Prospectus, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in or contemplated by the Time of Sale Information, the Registration Statement or the Prospectus, pursuant to the terms and conditions of any and all debt agreements to which the Company or any of its subsidiaries is a party, or as permitted under aircraft leases entered into in the ordinary course to which the Company or any of its subsidiaries is a party; any real property or personal property held under lease by the Company is held under a lease that is valid, existing and enforceable by the Company, with such exceptions as are disclosed in the Time of Sale Information, the Registration Statement and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, and the Company has not received any written or, to the knowledge of the Company, other notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any such lease.

(pp)         Aircraft Lease Documents.  Each of the lease agreements, lease addenda, side letters, assignments of warranties, option agreements or similar agreements (not including non-binding term sheets or letters of intent) to which the Company or any of its subsidiaries is a party (collectively, the “Aircraft Lease Documents”), is in full force and effect, except in each case as would not reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company, no event of default (as so defined) has occurred and is continuing under any Aircraft Lease Document, except for such events of default as would not reasonably be expected to have a Material Adverse Effect.

(qq)         Aircraft Purchase Documents.  The aircraft purchase agreements (the “Aircraft Purchase Documents”) for the purchase of aircraft as disclosed in each of the Time of Sale Information, the Registration Statement and the Prospectus entered into by the Company or any of its subsidiaries are in full force and effect and, to the Company’s knowledge, no event of default (as defined in the applicable Aircraft Purchase Document) has occurred and is continuing under any Aircraft Purchase Document, except for such events of default as would not reasonably be expected to have a Material Adverse Effect.

(rr)           Aviation Laws.  The Company and its subsidiaries are in compliance with all applicable laws, regulations or other requirements of the U.S. Federal Aviation Administration, the European Aviation Safety Agency and similar aviation regulatory bodies (collectively, “Aviation Laws”), except for any failures to comply that would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any written, or to the knowledge of the Company, other notice of a failure to comply with applicable Aviation Law, except for any failures to comply that would not reasonably be expected to have a Material Adverse Effect.

(ss)          Incorporated Documents.  The documents incorporated by reference in each of the Time of Sale Information, the Registration Statement and the Prospectus, when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(tt)           eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

4.             Further Agreements of the Company.  The Company covenants and agrees with the Underwriters that:

(a)           Required Filings.  The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex B hereto) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the second business day succeeding the date of this Agreement in such quantities as the Representatives may reasonably request in writing.  The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)           Delivery of Copies.  During the Prospectus Delivery Period, the Company will deliver, without charge, to the Underwriters as many copies of the Preliminary Prospectus, the Registration Statement, any Time of Sale Information, any Issuer Free Writing Prospectus and the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the Representatives may reasonably request in writing.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)           Amendments or Supplements; Issuer Free Writing Prospectuses.  Before finalizing the Prospectus or making or distributing any amendment or supplement to any of the Time of Sale Information, the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Prospectus or such amendment or supplement for review, and will not distribute any such proposed Prospectus, amendment or supplement to which the Representatives reasonably objects in a timely fashion; and, during the period from the date hereof until the earlier of (i) completion of the distribution of the Securities and (ii) the six-month anniversary of the date of this Agreement, before filing with the Commission any document that will be incorporated by reference in the Time of Sale Information, the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters, and, to the extent practicable and that would not cause any delay in any required filings, provide each with a reasonable opportunity to review and comment on (it being understood that the Company is not obligated to accept any such comments), a copy of such document to be incorporated by reference therein.  The Representatives shall promptly notify the Company of the date of completion of the distribution of the Securities.  Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus to which the Representatives reasonably object in a timely fashion.

(d)           Notice to the Representatives.  The Company will advise the Representatives promptly, and confirm such advice in writing (which confirmation may be delivered via email), (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by any governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any of the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus or, to the knowledge of the Company, the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale

Information, Issuer Free Writing Prospectus or the Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or, to the knowledge of the Company, the initiation or threatening of any proceeding for such purpose; and the Company will use its commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any of the Time of Sale Information or any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use its commercially reasonable efforts to obtain as soon as possible the withdrawal thereof.

(e)           Time of Sale Information.  If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will promptly notify the Representatives thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Representatives such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such document to be incorporated by reference therein) will not, in light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f)            Ongoing Compliance of the Prospectus.  If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Representatives thereof and forthwith prepare and, subject to paragraph (c) above, furnish to the Representatives such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g)           Blue Sky Compliance.  The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)           Clear Market.  During the period from the date hereof through and including the Closing Date, the Company will not, without the prior written consent of the Representatives, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.

(i)            Use of Proceeds.  The Company will apply the net proceeds from the sale of the Securities as disclosed in each of the Time of Sale Information, the Registration Statement and the Prospectus under the heading “Use of Proceeds”.

(j)            No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities (it being understood that the Company makes no statement as to the activities of the Underwriters in connection with the offering).

(k)           Earnings Statement.  The Company will make generally available to its security holders and the Representatives as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(l)            DTC.   The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(m)          Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5.             Certain Agreements of the Underwriters.  Each of the Underwriters hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or 4(c) above (including any electronic road show approved by the Company), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).  Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex B hereto without the consent of the Company.

6.             Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase the Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)           Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)           Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)           No Material Adverse Change.  No event or condition of a type described in Section 3(f) hereof shall have occurred or shall exist, which event or condition is not disclosed in the Time of Sale Information (excluding any amendment or supplement thereto), the Registration Statement (excluding any amendment or supplement thereto)  and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement, the Time of Sale Information, the Registration Statement and the Prospectus.

(d)           No Downgrade.  For the period from and after the date of this Agreement and prior to the Closing Date, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced or given any notice of any intended or potential downgrading or that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(e)           Officer’s Certificate.  The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Time of Sale Information, the Registration Statement and the Prospectus and, to the knowledge of such officer, the representations of the Company set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (b), (c) and (d) above.

(f)            Comfort Letters.  On the date of this Agreement and on the Closing Date, KPMG LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Time of Sale Information, the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g)           Opinion and 10b-5 Statement of Counsel for the Company.  O’Melveny & Myers LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(h)           Statement of Senior Vice President and Corporate Counsel for the Company.  Czar Vigil, Senior Vice President and Corporate Counsel for the Company, shall have furnished to the Representatives, at the request of the Company, a written statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(i)            Opinion and 10b-5 Statement of Counsel for the Underwriters.  The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Underwriters, of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)            No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(k)           Good Standing.  The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its Significant Subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l)            DTC.  The Securities shall be eligible for clearance and settlement through DTC.

(m)          Supplemental Indenture and Securities.  The Supplemental Indenture shall have been duly executed and delivered by a duly authorized officer of the Company and by the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(n)           Additional Documents.  On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.             Indemnification and Contribution.

(a)           Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its partners, members, employees, agents, affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b)           Indemnification of the Company.  Each of the Underwriters agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by such Underwriter expressly for use in the Preliminary Prospectus, the Registration Statement (or any amendment or supplement thereto), any of the other Time of Sale Information (including any of the other Time of Sale Information that has subsequently been amended), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus: (i) the name of such Underwriter set forth on the cover page, and (ii) the information contained in the fifth paragraph, the third sentence of the seventh paragraph, the tenth paragraph and the fourteenth paragraph under the caption “Underwriting”.

(c)           Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the

Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded based on the advice of counsel that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement; provided, however, that the Indemnifying Person shall not be liable for such settlement if the delay in such reimbursement is due to (A) a dispute, with reasonable basis, regarding the amount of fees and expenses for which such reimbursement is sought or (B) a good-faith dispute based on the advice of counsel regarding the Indemnified Person’s entitlement to reimbursement of such fees and expenses.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)           Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable as a matter of law to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses but after deducting underwriting discounts and commissions) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus and as provided in this Agreement, bear to the aggregate offering price of the Securities.  The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           Limitation on Liability.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other reasonable expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)            Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.             Effectiveness of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.               Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by either the New York Stock Exchange or the Nasdaq Global Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or a material disruption in commercial banking or securities settlement services in the United States has occurred; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement, the Time of Sale Information, the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto).

10.          Defaulting Underwriter.

(a)           If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Time of Sale Information, the Registration Statement or the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information, the Registration Statement or the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased on the Closing Date does not exceed one-eleventh of the aggregate principal amount of all the Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase on such date) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased on the Closing Date exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company and the Underwriters will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)           Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.          Payment of Expenses.

(a)           Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any other Time of Sale Information, any Issuer Free Writing Prospectus and the Prospectus (including any amendments or supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Canadian wrapper and Blue Sky Memorandum (including in each case the related reasonable fees and expenses of counsel for the Underwriters; provided, however, that the Company shall not pay for any such Blue Sky fees and expenses if the transactions contemplated by this Agreement are not consummated, notwithstanding anything to the contrary herein); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related reasonable fees and expenses of one counsel to each of such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC and any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority (“FINRA”) (including the related reasonable fees and expenses of counsel for the Underwriters); and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; provided, however, that the fees and expenses of counsel incurred in connection with (a) preparing the Blue Sky Memorandum referenced in clause (v), and (b) any filings and clearance by FINRA referenced in clause (viii), shall not exceed $10,000 in the aggregate.  It is understood, however, that except as provided in this Agreement, the Underwriters will pay all costs and expenses incurred by them, including, without limitation, all expenses incurred by the Underwriters in connection with any “road show” presentation to potential investors, fees and disbursements of its counsel, stock transfer taxes payable on resale of the Securities by them, and any advertising expenses connected with any offers it makes.  For the avoidance of doubt, it is understood that the Company shall not pay or reimburse any costs, fees or expenses incurred by the Underwriters’ default on their obligations to purchase the Securities.

(b)           If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Representatives or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all documented out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby; provided; however, that for purposes of this Section 10(b), the Company shall in no event be liable to the Underwriters for any other amounts, including, without limitation, damages on account of loss of anticipated profits from the sale of the Securities.  Notwithstanding anything herein to the contrary, in no event shall the Company be responsible, or obligated to reimburse the Underwriters, for any costs or expenses incurred by the Underwriters in connection with any “road show”.  For the avoidance of doubt, it is understood that the Company shall not pay or reimburse any costs, fees or expenses incurred by any defaulting Underwriter.

12.          Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each of the Underwriters referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.          Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14.          Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a Saturday, Sunday or a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.          Compliance with USA Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of its respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.          Miscellaneous.

(a)           Authority of the Representatives.  Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement made or given by the Representatives on behalf of the Underwriters.

(b)           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representatives at: (i) c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 834-6081), Attention: Investment Grade Syndicate Desk; (ii) c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-01, New York, New York 10020 (fax: (212) 901-7881), Attention: High Grade Debt Capital Markets Transaction Management/Legal; (iii) c/o Mizuho Securities USA Inc., 320 Park Avenue, 12th Floor, New York, New York 10022 (fax: (212) 205-7812), Attention: Debt Capital Markets; and (iv) c/o Wells Fargo Securities, LLC, 550 South Tryon Street, Charlotte, North Carolina 28202 (fax: (704) 410-0326), Attention: Transaction Management.  Notices to the Company shall be given to it at Air Lease Corporation, 2000 Avenue of the Stars, Suite 1000N, Los Angeles, California 90067, (fax :(310) 553-0999); Attention: Legal Department.

(c)           Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)           Severability.  The invalidity or unenforceability of any Section, paragraph, or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph, or provision hereof; provided, that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party hereto.

(e)           Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(f)            Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e)           Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

AIR LEASE CORPORATION

By:	/s/ Gregory B. Willis
Name: Gregory B. Willis
Title: Senior Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted:  August 11, 2015

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

For themselves and on behalf of the several Underwriters listed In Schedule 1 hereto.

[Signature Page to Underwriting Agreement]

Accepted: August 11, 2015

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Jacqueline Cleary
Name: Jacqueline Cleary
Title: Managing Director

For themselves and on behalf of the several Underwriters listed In Schedule 1 hereto.

[Signature Page to Underwriting Agreement]

Accepted: August 11, 2015

MIZUHO SECURITIES USA INC.

By:	/s/ Sarah Kanes
Name: Sarah Kanes
Title: Managing Director

For themselves and on behalf of the several Underwriters listed In Schedule 1 hereto.

[Signature Page to Underwriting Agreement]

Accepted: August 11, 2015

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

For themselves and on behalf of the several Underwriters listed In Schedule 1 hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE 1

Underwriter	Principal Amount
J.P. Morgan Securities LLC	$75,050,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$75,050,000
Mizuho Securities USA Inc.	$75,050,000
Wells Fargo Securities, LLC	$75,050,000
BMO Capital Markets Corp.	$16,650,000
BNP Paribas Securities Corp.	$16,650,000
Citigroup Global Markets Inc.	$16,650,000
Credit Agricole Securities (USA) Inc.	$16,650,000
Credit Suisse Securities (USA) LLC	$16,650,000
Fifth Third Securities, Inc.	$16,650,000
Lloyds Securities Inc.	$16,650,000
Mitsubishi UFJ Securities (USA), Inc.	$16,650,000
Natixis Securities Americas LLC	$16,650,000
RBC Capital Markets, LLC	$16,650,000
Santander Investment Securities Inc.	$16,650,000
SunTrust Robinson Humphrey, Inc.	$16,650,000
TOTAL	$500,000,000

SCHEDULE 2

Significant Subsidiaries	Jurisdiction of Incorporation or Formation

ALC Warehouse Borrower, LLC	Delaware
ALC Blarney Aircraft Limited	Ireland

ANNEX A

Additional Time of Sale Information

1.              Term sheet containing the terms of the Securities, substantially in the form of Annex B hereto.

ANNEX B

Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-184382

Supplementing the Preliminary Prospectus Supplement dated August 11, 2015 (to Prospectus dated

October 11, 2012)

AIR LEASE CORPORATION

$500,000,000 2.625% Senior Notes due 2018

Pricing Term Sheet

Date: August 11, 2015

Issuer:	Air Lease Corporation
Security Description:	2.625% Senior Notes due 2018
Principal Amount:	$500,000,000
Net Proceeds (before expenses):	$495,250,000
Maturity Date:	September 4, 2018
Coupon:	2.625%
Issue Price:	99.550% of face amount
Yield to Maturity:	2.797%
Benchmark Treasury Spot / Yield:	90-203/4 / 0.997%
Spread to Benchmark Treasury:	+180 basis points
Benchmark Treasury:	0.875% due July 15, 2018
Interest Payment Dates:	March 4 and September 4, commencing March 4, 2016 (long first coupon)
Optional Redemption:	Make-whole call at T+30 basis points.
Change of Control Repurchase Event:	Puttable at 101% of principal plus accrued and unpaid interest, if any, to the date of purchase.
Use of Proceeds:

We currently intend to use the net proceeds of this offering for general corporate purposes, which may include, among other things, the purchase of commercial aircraft and the repayment of existing indebtedness. Affiliates of the underwriters may receive a portion of the net proceeds to the extent we use the net proceeds to repay indebtedness under which certain of the underwriters or their affiliates are lenders. Pending any specific application, we may temporarily invest funds in short-term investments, including marketable securities.

Trade Date:	August 11, 2015
Settlement Date:	T+5; August 18, 2015
CUSIP:	00912XAR5
ISIN:	US00912XAR52
Denominations/Multiples:	$2,000 x $1,000

Annex B-1

Joint Book-Running Managers:

J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Mizuho Securities USA Inc.
Wells Fargo Securities, LLC
BMO Capital Markets Corp.
BNP Paribas Securities Corp.
Citigroup Global Markets Inc.
Credit Agricole Securities (USA) Inc.
Credit Suisse Securities (USA) LLC
Fifth Third Securities, Inc.
Lloyds Securities Inc.
Mitsubishi UFJ Securities (USA), Inc.
Natixis Securities Americas LLC
RBC Capital Markets, LLC
Santander Investment Securities Inc.
SunTrust Robinson Humphrey, Inc.

The issuer has filed a registration statement including a prospectus and a prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request them by contacting: (i) J.P. Morgan Securities LLC at 383 Madison Ave., New York, New York 10179 or by calling collect at 1 (212) 834-4533; (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, 222 Broadway, 11th Floor, New York, New York 10038, Attention: Prospectus Department, or by calling 1 (800) 294-1322; (iii) Mizuho Securities USA Inc., 320 Park Avenue, 12th Floor, New York, New York 10022 or by calling 1 (866) 271-7403; or (iv) Wells Fargo Securities, LLC, 608 2nd Avenue, South Minneapolis, Minnesota 55402, Attention: WFS Customer Service, or by calling 1 (800) 645-3751.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded.  Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Annex B-2